Exhibit (d)(x)(B)

SCHEDULE A

DATED [   ], 2025

TO THE

INVESTMENT ADVISORY AGREEMENT DATED SEPTEMBER 29, 2025

BETWEEN

FUNDVANTAGE TRUST AND POLEN CAPITAL MANAGEMENT, LLC

Series of FundVantage Trust

Polen Focus Growth ETF

Polen U.S. SMID Cap Growth ETF

SCHEDULE B

DATED [   ], 2025

TO THE

INVESTMENT ADVISORY AGREEMENT DATED SEPTEMBER 29, 2025

BETWEEN

FUNDVANTAGE TRUST AND POLEN CAPITAL MANAGEMENT, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets
Polen Focus Growth ETF	0.69% (69 basis points)

Polen U.S. SMID Cap Growth ETF	0.75% (75 basis points)